Exhibit 5.15

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re:	Registration Statement on Form S-4 of ADS Waste Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to the Illinois corporations listed in Schedule I hereto (the “Illinois Guarantors”) and the North Carolina corporation listed in Schedule II hereto (the “North Carolina Guarantor” and, collectively with the Illinois Guarantors, the “Covered Guarantors”) in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation and the parent of the Covered Guarantors (the “Company”), of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance of the Company’s 8 1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors, including the Covered Guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) (i) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8 1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and (ii) the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to the Indenture dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), by and between ADS Waste Escrow Corp. (the “Escrow Issuer”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

September 11, 2013

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Indenture, including the Exchange Note Guarantees;

(ii)	a specimen of the Exchange Notes;

(iii)	the Registration Statement;

(iv)	the Prospectus;

(v)	the Registration Rights Agreement dated as of October 9, 2012 by and among the Escrow Issuer and Deutsche Bank Securities Inc., as representative of the initial purchasers of the Old Notes (as amended and supplemented);

(vi)	the articles of incorporation of each of the Covered Guarantors, each as currently in effect;

(vii)	the bylaws of each of the Covered Guarantors, each as currently in effect;

(viii)	resolutions adopted by the Board of Directors of each of the Covered Guarantors relating to the transactions referred to herein;

(ix)	certificates of the Illinois Secretary of State listed in Schedule III hereto (collectively, the “Good Standing Certificates”); and

(x)	the certificate of the North Carolina Secretary of State listed in Schedule IV hereto (the “Certificate of Existence”).

The documents listed in items (i) and (ii) above are hereinafter collectively referred to as the “Transaction Documents.” In addition, we have examined (a) such other agreements, instruments and documents, and such questions of law, and (b) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Covered Guarantors and such agreements, certificates of public officials and officers or representatives of the Covered Guarantors, and we have made such inquiries of officers and representatives of the Covered Guarantors, in each case as we have deemed relevant, appropriate or necessary as the basis for the opinions set forth herein. As to any facts material to the opinions and beliefs expressed herein that were not independently established or verified, we have relied as we have deemed relevant, appropriate or necessary upon oral or written statements and representations of officers and other representatives of the Company and the Covered Guarantors.

September 11, 2013

In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons executing all documents, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, in rendering the opinions expressed herein, we have, with your consent, assumed and relied as we have deemed relevant, appropriate or necessary upon the following:

(a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy of all representations, warranties, schedules and exhibits contained in the Transaction Documents with respect to the factual matters set forth therein; and

(b) all parties to the documents reviewed by us (other than the Covered Guarantors) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and all parties to the documents (other than the Covered Guarantors) have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties.

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that:

1. Each of the Illinois Guarantors is a corporation validly existing and in good standing under the laws of Illinois.

2. The North Carolina Guarantor is a corporation validly existing under the laws of North Carolina.

3. Each of the Covered Guarantors has the power and authority to create the obligations applicable to it under the Transaction Documents.

4. The execution, delivery and performance by each Covered Guarantor of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action.

5. The Indenture has been duly executed and delivered by each of the Covered Guarantors.

The opinions expressed herein are based upon and are limited to the laws of the States of Illinois and North Carolina and we express no opinion with respect to the laws of any other state or jurisdiction. The opinions expressed herein based on the laws of the States of

September 11, 2013

Illinois and North Carolina are limited to the laws that in our experience are generally applicable in transactions of the type contemplated by the Transaction Documents. Our opinion expressed in paragraph 1 above is given solely on the basis of the respective Good Standing Certificates and such opinion speaks only as of the dates of such Good Standing Certificates and not as of the date hereof. Our opinion expressed in paragraph 2 above is given solely on the basis of the Certificate of Existence and such opinion speaks only as of the date of such Certificate of Existence and not as of the date hereof.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is rendered to you in connection with the Exchange Offer and the filing of the Registration Statement on the date hereof. This opinion letter is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, this opinion letter may be relied upon by Shearman & Sterling LLP in connection with the Exchange Offer and the filing of the Registration Statement.

Very truly yours,

/s/Winston & Strawn, LLP

September 11, 2013

Schedule I

Illinois Guarantors

Advanced Disposal Services Orchard Hills Landfill, Inc.

Advanced Disposal Services Sumner Landfill, Inc.

Advanced Disposal Services Valley View Landfill, Inc.

Advanced Disposal Services Wayne County Landfill, Inc.

Advanced Disposal Services Zion Landfill, Inc.

September 11, 2013

Schedule II

North Carolina Guarantor

Advanced Disposal Services National Accounts, Inc.

September 11, 2013

Schedule III

Good Standing Certificates

(1)	Certificate of the Illinois Secretary of State, dated August 27, 2013, in respect of Advanced Disposal Services Orchard Hills Landfill, Inc.

(2)	Certificate of the Illinois Secretary of State, dated August 27, 2013, in respect of Advanced Disposal Services Sumner Landfill, Inc.

(3)	Certificate of the Illinois Secretary of State, dated September 11, 2013, in respect of Advanced Disposal Services Valley View Landfill, Inc.

(4)	Certificate of the Illinois Secretary of State, dated August 27, 2013, in respect of Advanced Disposal Services Wayne County Landfill, Inc.

(5)	Certificate of the Illinois Secretary of State, dated August 27, 2013, in respect of Advanced Disposal Services Zion Landfill, Inc.

September 11, 2013

Schedule IV

Certificate of Existence

(1)	Certificate of the North Carolina Secretary of State, dated August 27, 2013, in respect of Advanced Disposal Services National Accounts, Inc.